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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VIAD CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viad Corp
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

April 4, 2008

Dear Fellow Viad Corp Shareholder:

       The 2008 Annual Meeting of Shareholders of Viad Corp will be held on Tuesday, May 20, at 9:00 a.m., at The Ritz-Carlton, 2401 East Camelback Road, Phoenix, Arizona 85016, in the Pavilion Room. The meeting will begin promptly at 9:00 a.m., Mountain Standard Time, so please plan to arrive early.

       The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

       Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for a discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

       Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may vote your shares by telephone or the Internet as described on your proxy card. If you plan to attend the meeting, you may vote in person.

Sincerely,
Paul B. Dykstra Chairman, President and Chief Executive Officer

Viad Corp
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND AVAILABILITY OF PROXY MATERIALS

April 4, 2008

To Viad Corp Shareholders:

       We will hold the Annual Meeting of Shareholders of Viad Corp, a Delaware corporation, at The Ritz-Carlton, 2401 East Camelback Road, Phoenix, Arizona 85016 in the Pavilion Room, on Tuesday, May 20, 2008, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

  1.
  Elect two directors to Viad's Board of Directors, each for a three-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants (also referred to as "independent auditors") for 2008;

  3.
  Consider any other matters which may properly come before the meeting and any adjournments.

       The foregoing items of business are more fully described in the proxy statement accompanying this notice. Our 2007 Annual Report, including financial statements, is included with your proxy materials.

       Only shareholders of record of common stock at the close of business on March 26, 2008, are entitled to receive this notice and to vote at the meeting. A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at Viad's principal executive offices at the address listed above.

       To assure your representation at the meeting, please vote your shares by telephone, the Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. The Internet and automated telephone voting features are described on the proxy card. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors
SCOTT E. SAYRE Vice President — General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for Shareholder Meeting to Be Held on May 20, 2008:
The 2008 Proxy Statement and 2007 Annual Report are available at www.viad.com/proxy08.htm
(or go to www.viad.com and then click onto the link "2008 Annual Meeting—Proxy Materials".

VIAD CORP
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Viad Corp 2008 Annual Meeting	Tuesday, May 20, 2008 9:00 a.m., Mountain Standard Time	The Ritz-Carlton 2401 East Camelback Road Phoenix, Arizona 85016
Agenda	1.	Elect two directors.
	2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants (also referred to as "independent auditors") for 2008.
	3.	Any other proper business.
Proxies Solicited By	Board of Directors of Viad Corp.
First Mailing Date	We anticipate mailing the proxy statement on April 4, 2008.
Record Date	March 26, 2008. On the record date, we had 20,693,186 shares of our common stock outstanding.
Voting
If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, or by the Internet or automated telephone voting, or by proxy.
Proxies
We will vote signed returned proxies "FOR" the Board's director nominees, and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2008, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.
Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under the "Voting Procedures/Revoking Your Proxy" section of this proxy statement.
Your Comments	Your comments about any aspect of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

        The Board of Directors of Viad consists of eight persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for a term of three years. Two directors are to be elected at this year's annual meeting.

Majority Vote Standard for Election of Directors

        For uncontested elections of directors, Viad's Bylaws provide that the vote standard is a majority of votes cast, which means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. The Bylaws further provide that if a nominee who already serves as a director is not elected by a majority vote, then the director will be obligated to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will be required to publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision. In contested elections where the number of nominees exceeds the number of directors to be elected, the Bylaws provide for a plurality vote standard.

        If a nominee, who was not already serving as a director, is not elected at the annual meeting, the Bylaws provide that the nominee would not become a director. All director nominees listed below are currently serving on the Board.

Director Nominees

        The Board of Directors has nominated Wayne G. Allcott and Paul B. Dykstra for election at the annual meeting. These nominees are currently members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2011. Information about the director nominees is presented below.

Wayne G. Allcott
Vice President - Arizona of U S West Corporation from 1995 to 2000, when he retired in connection with the merger of U S West (a former local and long distance telecommunications and high-speed data transmission services company) with Qwest Corporation, which provides similar services. He is currently active with various non-profit organizations in Arizona. Age 65. Director since 2004.
Paul B. Dykstra
Chairman, President and Chief Executive Officer of Viad since April 1, 2008; prior thereto, President and Chief Executive Officer since April 1, 2006; and prior thereto, Chief Operating Officer since January 1, 2006. Prior thereto, Mr. Dykstra was President and Chief Executive Officer of GES Exposition Services, Inc., a subsidiary of Viad, since 2000; prior thereto, Executive Vice President -International and Corporate Development since 1999. Prior thereto, he was Executive Vice President - General Manager and held similar executive positions since 1994 with Travelers Express Company, Inc., a former subsidiary of Viad. Age 46. Director since January 2006.

Recommendation of the Board

        The Board of Directors recommends that you vote "FOR" these director nominees.

Directors Continuing in Office

        Information about the six directors continuing in office until expiration of their designated terms is presented below.

For Terms Expiring at the 2009 Annual Meeting:
Daniel Boggan Jr.
Retired Senior Vice President of the National Collegiate Athletic Association (NCAA), a voluntary organization which governs college and university athletic programs, from 1996 through his retirement in August 2003. He was Chief of Staff, Office of the Mayor, Oakland, California from January 2007 to August 1, 2007; and prior thereto, Vice President-Business Development for Seibert Brandford Shank & Co., L.L.C., a municipal finance firm which provides investment banking, sales and trading, and financial advisory services, from October 2005 until March 2006, and a consultant for the company from 2003 to October 2005. Mr. Boggan is also a trustee of The California Endowment and Albion College, and a director of Collective Brands, Inc. and The Clorox Company. Age 62. Director since 2005.
Richard H. Dozer
Co-founder and a managing partner of CDK Partners, a real estate development and investment company since 2006. Prior thereto, Mr. Dozer was President of the Arizona Diamondbacks, a major league baseball franchise from its inception in 1995 until 2006, and prior thereto was the Vice President and Chief Operating Officer of the Phoenix Suns, an NBA professional basketball franchise, from 1987 to 1995, as well as President of the US Airways Center arena (formerly, America West Arena) from 1989 to 1996. Age 50. Director since January 1, 2008.
Robert E. Munzenrider
Retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider is also a director of ATS Medical, Inc. and Criticare Systems, Inc. Age 63. Director since 2004.
For Terms Expiring at the 2010 Annual Meeting:
Isabella Cunningham
Ernest A. Sharpe Centennial Professor in Communication at The University of Texas at Austin, 1983 to present. Dr. Cunningham has been the Chair of the Department of Advertising at The University of Texas at Austin since 2001 and a Professor of Advertising with the University since 1981. She also serves as a member of many university and community organizations. Age 65. Director since December 2005.
Jess Hay
Chairman of the Texas Foundation for Higher Education, a non-profit organization dedicated to promoting higher education in the State of Texas, a position that he has held since 1987. Mr. Hay was formerly the Chairman and Chief Executive Officer of Lomas Financial Group, a financial services business that provided retail and mortgage banking, real estate development, commercial loans and credit card services, from which he retired in December 1994. He is also a director of MoneyGram International, Inc. and Trinity Industries, Inc. He retired as a director of Exxon Mobil Corporation in 2001 and of SBC Communications Inc. in 2004. Age 77. Director since 1981.
Albert M. Teplin
Retired Senior Economist for the Board of Governors of the Federal Reserve System from 2001 to October 2002, and thereafter, has been a consultant to the Board of Governors of the Federal Reserve System, European Central Bank, the U.S. Department of Commerce and the International Monetary Fund. Dr. Teplin was Chief, Flow of Funds Section of the Board of Governors of the Federal Reserve System from 1989 to 2001. He is also a director of MoneyGram International, Inc. Age 62. Director since 2003.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

        In accordance with applicable law and the Bylaws of Viad, the business and affairs of Viad are governed under the direction of our Board of Directors. The system of governance practices followed by Viad is set forth in the Corporate Governance Guidelines and the charters of each of the committees of the Board of Directors. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to the duties of the Board, its operations and committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession, and annual Board evaluation.

        The Corporate Governance Guidelines and committee charters, as well as the Code of Ethics applicable to Viad's directors, officers and employees, may be viewed on the Internet at www.viad.com/governance.htm, and are available in print upon request to the Corporate Secretary of Viad at the address listed on page 1. The Corporate Governance Guidelines and committee charters are reviewed periodically to ensure the effective and efficient governance of Viad and to comply in a timely manner with all laws and the listing standards of the New York Stock Exchange ("NYSE") that are applicable to corporate governance.

Board Committees and Director Independence

        The Board maintains three standing committees to assist in fulfilling its responsibilities: Audit Committee, Corporate Governance and Nominating Committee, and Human Resources Committee. Each committee meets periodically during the year, reports regularly to the full Board and annually evaluates its performance. The table below provides current membership and meeting information for each committee. In addition, the table identifies the independent directors, as determined by the Board in February 2008, within the meaning of the NYSE listing standards, applicable Securities and Exchange Commission ("SEC") regulations and Viad's Corporate Governance Guidelines. The Corporate Governance Guidelines include categorical standards for independence that meet or exceed the NYSE listing standards. The director independence section of the Corporate Governance Guidelines is attached to this proxy statement as Annex A.

Name	Audit	Corporate Governance and Nominating	Human Resources	Independent Director
Mr. Allcott		Member		Yes
Mr. Boggan			Member	Yes
Dr. Cunningham		Member		Yes
Mr. Dozer*				Yes
Mr. Dykstra				No
Mr. Hay	Member		Chair	Yes
Mr. Munzenrider	Member	Member		Yes
Dr. Teplin	Chair		Member	Yes

2007 Meetings	11	3	7

*
Effective as of April 15, 2008, Mr. Dozer will be a member of the Audit Committee.

        The particular areas of responsibility of each Board committee and other related information are described below. Each committee may form and delegate authority to a subcommittee of one or more members of the committee.

        Audit Committee.    The Audit Committee appoints Viad's independent registered public accountants and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements, and the independence and performance of Viad's internal auditors and external independent registered public accountants. The Committee conducts regularly scheduled executive sessions with Viad's management and with Viad's independent registered public accountants. The Committee has sole authority to appoint or replace Viad's independent registered public accountants. The independent registered public accountants report directly to the Committee.

        The Board has determined that all members of the Audit Committee are financially literate, as defined by the NYSE listing standards, and that Mr. Munzenrider qualifies as an "audit committee financial expert," as defined by SEC regulations.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Committee also is responsible for an assessment of the Board's performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, Viad's Corporate Governance Guidelines and the compensation and benefits of non-employee directors. In connection with these responsibilities, the Committee has sole authority to retain and terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation.

        Human Resources Committee.    The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary and equity and incentive compensation of the Chief Executive Officer, approves salaries and compensation of executive officers, and approves incentive compensation targets and awards under various compensation plans and programs of Viad. In addition, the Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or senior executive compensation. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. While the Corporate Governance and Nominating Committee has responsibility to review and make recommendations to the Board regarding non-employee director compensation and benefits, the Human Resources Committee has sole authority to approve grants of equity compensation to non-employee directors under the 2007 Viad Corp Omnibus Incentive Plan.

        Hewitt Associates ("Hewitt"), a nationally-known independent consulting firm, has been retained by the Committee and Viad's Human Resources Department to provide services and advice and counsel on executive compensation. Viad's Legal and Human Resources Departments, and its Corporate Secretary, support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad's compensation programs. Viad's Chief Executive Officer makes a recommendation to the Committee on the compensation of other executive officers of Viad; however, the Committee has sole authority to approve, for Viad's Chief Executive Officer and other executive officers, (a) the annual base salary level, (b) the annual incentive opportunity level and granting of incentive awards, (c) the long-term incentive opportunity level, and (d) any special or supplemental benefits, with the salary, equity and incentive compensation of the Chief Executive Officer being subject to ratification by independent members of the Board.

Board Meetings and Annual Shareholder Meeting

        Under Viad's Corporate Governance Guidelines, each director is expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees on which they serve. The Board of Directors held four regular meetings and three special meetings during 2007. Each director who held office in 2007 attended 100% of his or her Board and committee meetings in 2007. All directors who held office in 2007 were in attendance at the 2007 Annual Meeting of Shareholders.

Meetings of Non-Management Directors and Presiding Director

        The Board held four executive sessions of the independent, non-management directors in 2007 and regular executive sessions of the non-management directors have been scheduled for 2008. Mr. Hay served as Presiding Director of Viad in 2007 and was designated by the Board to continue as Presiding Director for the period beginning January 1, 2008, and ending December 31, 2008, or until such other time as his successor is chosen by action of the non-management directors of Viad.

Corporate Governance and Nominating and Human Resources Committees Interlocks and Insider Participation

        Viad is not aware of any interlocking relationships between any member of Viad's Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad's executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

Review and Approval of Transactions with Related Persons

        In February 2007, the Board adopted a policy and procedures for review, approval and monitoring of transactions involving the company and "related persons" (directors and executive officers or their immediate family members, or shareholders and their immediate family members owning five percent or greater of the company's outstanding stock). The policy applies to any transaction in which Viad or an operating company is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Viad or one of its operating companies and any compensation arrangements with executive officers or directors of Viad that have been approved or authorized by the Board or the Human Resources Committee.

        The Corporate Governance and Nominating Committee is responsible for reviewing, approving and/or ratifying any related person transaction. Management will bring the matter to the attention of the Corporate Governance and Nominating Committee and provide it with all material information with respect to related person transactions. A related person transaction must be approved in advance whenever practicable, otherwise it must be ratified as promptly as practicable; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. A related person transaction will be submitted to the Committee for consideration at its next meeting or, in those instances in which the President and Chief Executive Officer determines that it is not practicable or desirable for Viad to wait until the next Committee meeting, to the Chairman of the Committee (who has the delegated authority to act between Committee meetings with respect to this policy). The Chairman of the Committee will report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority. The Committee will annually review with management existing related person transactions, if any, and report annually to the Board, to ensure that such transactions are being pursued in accordance with understandings and commitments made at the time they were approved, that payments are being made appropriately, and that such transactions continue to serve the interests of Viad.

Director Nominations

        As provided in its charter, the Corporate Governance and Nominating Committee has established procedures for consideration of candidates for Board membership suggested by its members and other sources, including shareholders. The Committee has authority under its charter to employ a third-party search firm to assist it in identifying candidates for director. A shareholder who wishes to recommend a prospective nominee for the Board should notify Viad's Corporate Secretary in writing at the address first listed on page 1 of this proxy statement. Any such recommendation should include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        The Committee will review the qualifications of any person properly nominated by a shareholder in accordance with Viad's Bylaws relating to shareholder proposals as described in the "Submission of Shareholder Proposals, Director Nominations and Other Information" section of this proxy statement.

        When the Committee reviews a potential nominee, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and Viad at that time given the then current mix of director attributes. The Committee, in accordance with Viad's Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, skills, and experience in the context of the current needs of the Board. Director nominees also must have high personal and professional ethics, integrity and values and be committed to representing the long-term interests of shareholders. The Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the listing standards of the NYSE for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

        Viad will deliver a questionnaire to a director candidate properly nominated by a shareholder addressing the candidate's independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad's proxy statement, if nominated by the Committee.

Communication with Non-Management Directors and the Board of Directors

        Interested parties may communicate directly with non-management directors and/or with the Board by writing to the following address: Viad Corp, 1850 North Central Avenue, Suite 800, Phoenix, Arizona 85004-4545, Attention: Corporate Secretary. All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board's next regularly scheduled meeting.

Director Compensation Table

        Each non-employee director receives compensation for service on the Board and any of its committees. Directors who are also officers or employees of Viad do not receive any special or additional remuneration for service on the Board or any of its committees. Mr. Dykstra is the only officer-director serving on the Board. Mr. Bohannon was a director employed by Viad during 2007 and 2008 until his retirement on March 31, 2008.

        The following table provides the compensation costs to Viad in 2007 for the directors, other than Mr. Dykstra, whose compensation is disclosed in the Summary Compensation Table provided in this proxy statement. The dollar figures presented below in the Stock Awards column (c) and Option Awards column (d) of the Table represent the compensation cost recognized in Viad's 2007 financial statements, pursuant to the accounting standards of the Statement of Financial Accounting Standards No. 123(R) ("FAS 123R") assuming full vesting. The dollar figures in the below table may not reflect the actual value to be realized by the director. Economic and market risks associated with stock and option awards can affect the actual value realized by the director. The actual value realized by the director for the stock will not be determined until time of vesting, or in the case of option awards, until option exercise.

Name	Fees Earned Or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compen- sation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compen- sation[6] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mr. Allcott	45,700	110,670	14,985	—	—	5,864	177,219
Mr. Boggan	51,700	68,550	7,570	—	—	5,864	133,684
Mr. Bohannon	650,000	2,082,801	117,280	1,500,000	118,701	146,401	4,615,183
Dr. Cunningham	45,700	93,237	4,731	—	—	5,704	149,372
Mr. Dozer[7]	—	—	—	—	—	—	—
Mr. Dykstra[8]	—	—	—	—	—	—	—
Mr. Hay	73,200	85,638	11,115	—	—	3,792	173,745
Mr. Munzenrider	62,200	68,550	14,985	—	—	3,864	149,599
Dr. Teplin	78,200	68,550	11,115	—	—	5,864	163,729

1
Non-employee directors receive an annual retainer of $30,000. Committee chairmen receive an additional annual retainer of $5,000, except for the Audit Committee chairman who receives an additional annual retainer of $10,000. Mr. Hay, presiding director of Viad since May 2005, was not compensated in 2007 for serving in that position. Non-employee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are reimbursed for all expenses related to their service as directors, including travel expenses and fees associated with director education seminars.

  Mr. Bohannon's employment agreement provided for an annual base salary of $650,000 for 2007. His employment agreement terminated in accordance with its terms on March 31, 2008. Upon the termination of his employment agreement, Mr. Bohannon stepped down as a director of Viad and was named Chairman Emeritus. He has been retained as a consultant to Viad for a period of five years and will receive a consulting fee of $300,000 in year one, $200,000 in year two, and $125,000 in years three through five.

2
There can be no assurances that the FAS 123R amounts provided in the Stock Awards column (c) will be realized. The amounts shown in this column reflect the compensation cost incurred by Viad in 2007 (also referred to as the amortized amount) in connection with multi-year grants to the non-employee directors and Mr. Bohannon, as calculated in accordance with FAS 123R.

  For Mr. Bohannon, who did not receive any stock awards in 2007, the amount in column (c) above reflects grants of performance-based restricted stock in 2005 and 2006, restricted stock in 2004, 2005 and 2006, and performance units in 2005, all of which were granted while Mr. Bohannon was the Chairman, President and Chief Executive Officer of Viad. For the non-employee directors, the amount in column (c) above reflects restricted stock granted in 2005 through 2007, except for Dr. Cunningham, who received grants in 2006 and 2007 after her appointment as a director, and Mr. Dozer, who did not receive compensation prior to January 2008 (see footnote 7, below). At December 31, 2007, the following shares of restricted stock were outstanding for the non-employee directors: Mr. Allcott, 5,000; Mr. Boggan, 5,000; Dr. Cunningham, 4,000; Mr. Dozer, none; Mr. Hay, 5,000; Mr. Munzenrider, 5,000; and Dr. Teplin, 5,000. At December 31, 2007, Mr. Bohannon's outstanding stock awards were as follows: 29,133 shares of performance-based restricted stock, 85,000 shares of restricted stock, and 63,200 performance units.

  In 2007, each of the non-employee directors was granted 2,000 shares of restricted stock with a grant date fair value of $76,870. The restricted stock granted in 2007 to non-employee directors will vest three years from the date of grant, with pro rata vesting of shares upon expiration of the three-year period if a director leaves the Board prior to the end of such period, provided that full vesting will occur upon lapse of such period if the director has met certain age and holding period requirements. Full vesting may also occur upon expiration of the three-year period, at the discretion of the Human Resources Committee, if a director has terminated service due to unforeseen hardship or circumstances beyond the control of the director and such termination of service is at least six months after the date of grant. Although not applicable for 2007, if a non-employee director were to take office after the restricted stock grant in February of each year, the new director would receive a pro rata grant of restricted stock based on the date of election and the next regularly scheduled February grant of restricted stock.

3
The amounts shown in the Option Awards column (d) represent the stock option expenses incurred by Viad in 2007 in accordance with FAS 123R for stock options granted to Mr. Bohannon in 2004 and stock options granted to non-employee directors in 2004 and 2005, except for Dr. Cunningham and Mr. Boggan who were not directors at the time of the 2004 grant and Mr. Dozer who has not received any stock options. No options were granted to directors in 2006 or 2007. There can be no assurances that the FAS 123R amounts provided in the Option Awards column (d) will be realized. At December 31, 2007, the following stock options were outstanding for the named directors: Mr. Allcott, 10,140; Mr. Boggan, 5,000; Mr. Bohannon, 210,422; Dr. Cunningham, 3,125; Mr. Dozer, none; Mr. Hay, 8,425; Mr. Munzenrider, 10,140; and Dr. Teplin, 6,250.

4
The amount shown for Mr. Bohannon represents an incentive cash award under the Management Incentive Plan for 2007 because performance measures for 2007 were attained at the maximum performance level. Pursuant to his employment agreement which terminated on March 31, 2008, Mr. Bohannon was eligible to participate in the Management Incentive Plan, pursuant to the 1997 Viad Corp Omnibus Incentive Plan.

5
The amount shown for Mr. Bohannon represents the year-over-year change in actuarial present value from 2006 to 2007 of the Viad Corp Supplemental Pension Plan ("SERP") of $118,573 and the above-market earnings on the Supplemental 401(k) Plan of $128. Viad no longer has a deferred compensation plan for non-employee directors. In connection with the spin-off of MoneyGram International, Inc. ("MoneyGram") on June 30, 2004, liabilities under the Deferred Compensation Plan for non-employee directors became the responsibility of MoneyGram. Deferred accounts under such plan can no longer receive additional contributions, but are credited by MoneyGram quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term medium-quality bond rate in the case of cash accounts. Deferred amounts are payable after a director ceases to be a member of Viad's Board.

6
The amounts shown for the non-employee directors reflect the corporate matching of charitable contributions pursuant to the Directors' Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. The amounts shown also reflect the premium paid by Viad on behalf of each non-employee director for accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.

  Included within the amount shown for Mr. Bohannon are the following perquisites and other personal benefits: executive life insurance; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; country club dues; social club dues; airline club membership; company-provided vehicle and auto-related expenses of $30,565; home Internet and security system; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $40,378; and. tax gross-ups of $12,730 for tax planning and financial counseling services and $6,387 for medical reimbursements. The aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items. Expenses related to Mr. Bohannon's executive medical coverage are the responsibility of MoneyGram.

7
Mr. Dozer received no compensation in 2007. He was appointed director effective January 1, 2008.

8
Refer to amounts presented in the Summary Compensation Table.

SECURITY OWNERSHIP OF VIAD MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Ownership Guidelines for Directors and Officers

        We believe it is important to align the financial interests of our directors and officers with those of our shareholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are expected to own on a direct basis, meaning stock which is subject to market risk, not simply held under option. The guidelines call for each officer to own stock which has a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each non-employee director to own stock which has a value equal to five times the annual retainer payable to a director. Longer tenured directors have met their goals and the remainder are working toward meeting their goals. The majority of our executive officers have met or exceeded their goals, and the remainder are making significant annual progress.

Security Ownership of Management

        The table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group as of March 26, 2008.

Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Executive Officers
Paul B. Dykstra	134,823	*
Ellen M. Ingersoll	74,038	*
John F. Jastrem	24,767	*
Thomas M. Kuczynski	4,600	*
G. Michael Latta	20,861	*
David G. Morrison	42,832	*
Cynthia J. Ognjanov	5,883	*
Suzanne Pearl	42,990	*
Kevin M. Rabbitt	38,817	*
Scott E. Sayre	72,442	*
Glenn W. Tilley	3,500	*
Directors
Wayne G. Allcott	16,334	*
Daniel Boggan Jr.	10,200	*
Robert H. Bohannon	416,827	2.0%
Isabella Cunningham	7,250	*
Richard H. Dozer	2,335	*
Jess Hay	20,040	*
Robert E. Munzenrider	14,321	*
Albert M. Teplin	12,625	*
All Executive Officers and Directors as a Group (19 persons total)	965,485	4.7%

*
Less than one percent.

1
Includes: 94,828 shares of performance-based restricted stock granted in 2006 through 2008; 207,635 shares of restricted stock which will vest in three years from the date of grant; and 369,780 shares of common stock subject to stock options which were exercisable as of March 26, 2008, or within 60 days thereafter, by the directors and executive officers listed above. Performance-based restricted stock granted in 2006 vested in one third increments in February 2007 and January 2008 with the balance to vest in January 2009 because specific performance targets were achieved at target levels. Performance-based restricted stock granted in 2007 vested one third in February 2008 because specific performance targets were achieved at target levels, and the remaining payouts will occur in one-third increments each year over the next two years on January 1. Future vesting of restricted stock, including performance-based restricted stock, is subject generally to continued employment with the company.

Security Ownership of Certain Beneficial Owners

        The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad's outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Marathon Asset Management LLP 5 Upper St. Martins Lane, London, UK WC2H 9EA	2,436,530	[1]	11.8%
Morgan Stanley & Co. Incorporated 1585 Broadway, New York, NY 10036	2,130,016	[2]	10.4%
Columbia Wanger Asset Management LP 227 West Monroe Street, Suite 3000, Chicago, IL 60606	1,673,000	[3]	8.1%
Barclays Global Investors, N.A. 45 Fremont St., 17th Floor, San Francisco, CA 94105	1,399,998	[4]	6.8%

1
Marathon Asset Management LLP filed on January 25, 2008 with the SEC a statement on Schedule 13G reporting that it has shared power to vote or to direct the voting of 1,683,530 shares, and shared dispositive power over all the shares.

2
Morgan Stanley & Co. Incorporated filed on January 10, 2008 with the SEC a statement on Schedule 13G reporting that it and its affiliates in the aggregate have sole voting power over 1,994,260 shares and sole dispositive power over all the shares.

3
Columbia Wanger Asset Management LP filed on January 23, 2008 with the SEC a statement on Schedule 13G reporting that it has sole voting power and sole dispositive power over all the shares.

4
Barclays Global Investors, N.A. filed on February 5, 2008 with the SEC a statement on Schedule 13G reporting that it and its affiliated companies in the aggregate have sole voting power over 1,123,514 shares and sole dispositive power over all the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad's executive officers, directors, and beneficial owners of more than 10% of Viad's common stock, to file initial reports of ownership and reports of changes in ownership of Viad's common stock with the SEC and the NYSE. Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file. As a matter of practice, Viad's administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files such reports on their behalf with the SEC and the NYSE. Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners timely complied with the Section 16(a) reporting requirements in 2007, except: G. Michael Latta filed a Form 4 on February 13, 2007 to report the acquisition of less than one share of Viad common stock made on January 2, 2007 pursuant to a broker-administered dividend reinvestment program; and David Morrison, filed a Form 4 on December 6, 2007 to report the purchases on November 2, 2007 and November 9, 2007 of 1,000 and 2,625 shares, respectively, of Viad common stock.

        The Audit Committee Report and the Report of the Human Resources Committee contained in this proxy statement will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission, even if those reports incorporate all or any part of this proxy statement.

AUDIT COMMITTEE REPORT

The Committee

        The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditors' qualifications and independence, (3) the performance of Viad's internal audit function and independent auditors, and (4) the compliance by Viad with legal and regulatory requirements, including oversight of Viad's "Always Honestsm" compliance and ethics program.

Meetings and Responsibilities

        The Committee met eleven times in 2007. Committee members are also available to consult with management and with the Corporation's independent auditors throughout the year. The Committee regularly meets in general and private sessions with management of Viad and with Viad's internal auditors and external independent auditors. The Committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

Financial Statements Recommendation

        The Committee recommended that the audited financial statements of Viad for 2007 be included in Viad's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008. A copy of that report is included with your proxy materials. In connection with its recommendation, the Committee did the following:

  •
  Reviewed and discussed the audited financial statements of Viad with management;

  •
  Discussed with the independent auditors of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 114 (superseded Statement on Auditing Standards No. 61). That statement requires that the independent auditors communicate to the Committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded; and

  •
  Received written disclosures from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the independent auditors' independence.

        It is not the duty of the Committee to plan or conduct audits or to determine that Viad's financial statements are complete or accurate and in accordance with generally accepted accounting principles. Those are the responsibilities of management and Viad's independent auditors. In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2007 be included in Viad's Annual Report on Form 10-K, the Committee relied on management's representations and the report of Viad's independent auditors with respect to the financial statements. A report of Viad's management concerning management's responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad's independent auditors, are included in Viad's Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of Viad.

Disclosure Controls and Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche LLP is responsible for expressing an opinion on the effectiveness of Viad's internal control over financial reporting.

        During 2007 and through the filing of Viad's 2007 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation during the process. The Committee received periodic updates provided by management and Deloitte & Touche LLP at Committee meetings. The Committee has discussed with Deloitte & Touche LLP the matters required under Auditing Standard No. 5 ("An Audit of Internal Control Over Financial Reporting That is Integrated With An Audit of Financial Statements") of the Public Company Accounting

Oversight Board. That standard requires Viad's independent auditors to report on their audit of Viad's internal control over financial reporting performed in conjunction with their audit of Viad's consolidated financial statements. At the conclusion of the process, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of Viad's internal control over financial reporting. The Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of the effectiveness of Viad's internal control over financial reporting.

AUDIT COMMITTEE Albert M. Teplin, Chairman Jess Hay Robert E. Munzenrider

REPORT OF THE HUMAN RESOURCES
COMMITTEE ON EXECUTIVE COMPENSATION

        The Human Resources Committee of the Board is comprised solely of independent directors. The Committee oversees design and implementation of an executive compensation strategy intended to enhance the fundamental value of Viad by increasing its earnings, cash flows, market position and financial condition, thereby providing a logical predicate for periodic increases in shareholder value. The Committee has reviewed and discussed with Viad's management the Compensation Discussion and Analysis provided in this proxy statement, and based on such review and discussions, the Committee recommended to Viad's Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Viad's 2007 Annual Report on Form 10-K, filed February 29, 2008.

HUMAN RESOURCES COMMITTEE Jess Hay, Chairman Daniel Boggan Jr. Albert M. Teplin

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program Overview

        Each year, the Human Resources Committee (the "Committee") of the Board reviews and approves Viad's executive compensation program and the compensation levels for its executive officers. The Committee, which is comprised solely of independent directors, has sole responsibility with respect to Viad's Chief Executive Officer ("CEO") and other executive officers, to approve (a) the annual base salary level, (b) the annual incentive opportunity level and payment of incentive awards, (c) the long-term incentive opportunity level, grant of awards, and achievement of performance measures, and (d) any special or supplemental benefits and perquisites. The salary, equity and incentive compensation of the CEO approved by the Committee is subject to ratification by independent members of the Board. The Committee also has sole authority to retain and terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO and other executive officers.

Executive Total Compensation Philosophy

        Viad's Board employs a pay-for-performance philosophy through its compensation programs by aligning the financial interests of its executive officers and key management with the long-term financial interests of Viad and its shareholders. This philosophy was adopted more than a decade ago. In 2007, the Corporation's plans and programs were reviewed in-depth by the Committee and no changes to the philosophy are planned for the 2008 executive compensation programs.

        Viad's compensation philosophy is designed to:

  •
  Promote a performance-driven culture via compensation components that properly incent executives;

  •
  Provide a competitive compensation package, including significant incentive-based components designed to reward individual and business performance;

  •
  Attract, retain and engage the best available executive talent;

  •
  Motivate executives and key employees to strive to achieve Viad's long-term and short-term operating and financial goals, thereby enhancing shareholder value;

  •
  Encourage executives and key employees to participate in the risks and rewards of ownership through investment in Viad's common stock; and

  •
  Foster core values of ethics and integrity and protect shareholder value through compensation forfeiture provisions which are triggered if an executive engages in certain conduct that is detrimental to the interests of Viad.

        In 2007, as in previous years, the targeted incentive-based compensation ranged from 50% to 75% of the targeted total compensation package for each named executive officer in the Summary Compensation Table.

Benchmarking and Resources

        Hewitt Associates ("Hewitt"), a nationally-known independent consulting firm, has been retained by the Committee and Viad's Human Resources Department to provide services and advice and counsel on executive compensation. As a participant in Hewitt's executive compensation study, Viad obtains competitive benchmark information, including an analysis of competitive salaries, annual cash incentive amounts (actual dollars and target percentages), long-term compensation levels (in dollars and as a percentage of salary), and total compensation values to assist the Committee in its decisions on executive compensation. Viad's peer group is a mix of similarly-sized, comparable organizations from across the United States in which Viad and its subsidiaries compete for executive talent, and includes more than 50 comparator companies selected from Hewitt's General Industry database.

        Viad's Human Resources and Legal Departments support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad's compensation programs. The Human Resources Department also provides the Committee with competitive compensation benchmarks using three to five additional third-party survey sources. The compilation of benchmark valuation information, including third-party data, is reviewed by Hewitt prior to submission to the Committee for consideration. Such competitive data provides reference points for the Committee. This analysis and a number of other factors, including an assessment (in consultation with the CEO) of individual performance, Viad's operating and financial results, and internal equity considerations, serve to guide the Committee in its determination of appropriate levels of compensation for each named executive officer. The Committee makes the final determination on the compensation of executive officers at the Committee's regularly scheduled meeting in February of each year. The Committee's decisions on Viad's CEO's compensation are based on market data, as well as the CEO's tenure, individual performance, and the extent to which Viad's financial and operating goals were achieved in the prior year. The Committee's decision regarding the CEO's compensation must be ratified by the independent members of the Board.

        Each executive is assessed annually through a 360-degree performance review process. The executive is measured against Viad's Core Abilities (defined below), pre-defined financial targets and the 360-degree performance reviews by superiors, peers and subordinates. "Core Abilities" include leadership, human capital management, strategic thinking, technical competence, communication and customer service orientation. Results of the performance assessment include the achievement of financial and operating objectives identified for all executives at the beginning of each performance period. These objectives can vary depending on the business function in which the executive works and on the economic environment prevailing during the evaluation period. The CEO's performance reviews are completed and returned to the Chairman of the Board for review and discussion with the Committee. At its regularly-scheduled meeting in February, the Committee discusses the performance of each executive officer and determines individual executive compensation levels for the year. Elements of compensation generally are targeted at the 50th percentile of comparator company data (as discussed under the "Components of Compensation" subsection below).

Components of Compensation

        Compensation components for the named executive officers in the Summary Compensation Table include:

  •
  annual base salary;

  •
  short-term, annual cash incentive compensation;

  •
  long-term incentives;

  •
  perquisites and other personal benefits;

  •
  retirement income and savings plans; and

  •
  post-termination compensation and benefits.

        Total compensation is reviewed by the Committee at its regularly scheduled meeting in February. The Committee and management create what they believe is the best mix of compensation components, consistent with Viad's compensation philosophy, in delivering the executives' targeted total compensation. Of targeted total compensation, base salaries represent approximately 25% to 36%, short-and long-term incentives collectively make up approximately 52% to 66%, and perquisites and other personal benefits represent 9% to 13%. Merit adjustments to annual base salary are effective April 1 of each year. Awards under the short-term incentive plan (for the prior year) are approved at the February meeting once achievement of financial targets has been determined, and payment of awards is not made until the company's books have been officially closed for the prior fiscal year. Long-term incentive compensation awards (as discussed in more detail below) are granted at the February meeting, and targets for the incentive plans are finalized at the March meeting of the Committee.

Components of 2007 Compensation
As a Percentage (%) of Total Compensation

Name	Base Salary (%)	Annual Incentive Bonus (%)	Long-Term Incentive Grant Date Value (%)	Perquisites and Personal Benefits (%)
Paul B. Dykstra	25	19	47	9
Ellen M. Ingersoll	27	15	48	10
John F. Jastrem	36	20	32	13
Kevin M. Rabbitt	30	17	43	11
Scott E. Sayre	31	16	42	11

        The short- and long-term incentive plans are designed to link executive compensation to shareholder value, to encourage short term actions consistent with the achievement of long-term growth, to reward measurable performance and to retain executives and build their stock ownership.

        Each element of the total compensation package for the named executive officers in the Summary Compensation Table is discussed below.

Annual Base Salary

        The salary program helps achieve the objectives outlined above by attracting and retaining strong talent. Base salaries represent the fixed portion of the executive compensation package, and account for approximately 25% to 36% of the targeted total compensation package. Salary levels are determined using a combination of factors including competitive benchmark levels, the executive's experience and tenure, Viad's annual merit budget and the executive's individual performance. Merit increase guidelines are determined using published survey sources, and have ranged from 0% to 5%, averaging 3.5% over the past several years. An executive who has exhibited excellent performance would typically receive a merit increase of between 4% and 5%, while an executive who achieves expectations would receive a merit increase of between 3% and 3.5%. If an executive were not meeting expectations or if the executive's salary substantially exceeds competitive 75th percentile market levels, then no increase would be awarded.

        Base salaries for Viad's named executive officers are targeted at the 50th percentile of the survey reference points. In the event an executive's annual base salary has reached a level that is substantially in excess of the relevant reference point, the salary is typically frozen until the salary no longer exceeds the benchmark range. Once a competitive market value is determined for a position, a range is developed by the Human Resources Department below and above that value. An executive whose annual base salary is at the reference point of the range is deemed fully qualified in his or her role; an executive whose annual base salary is above the midpoint has typically been in their role for several years and has been a strong performer. This range allows Viad to respond to changing business conditions and manage salaries more evenly over an executive's career. For the named executive officers, actual base salaries approved by the Committee approximate the 50th percentile of the survey reference point, except for Mr. Jastrem, whose annual base salary was established with reference to the 75th percentile of the survey reference point.

Annual Incentives

        Viad's Management Incentive Plan (the "Plan") is an annual, cash-based, pay-for-performance incentive program covering executive officers and other key executives. The Plan is designed to motivate and reward these individuals for their contributions to Viad's performance during the year by making a large portion of their cash compensation variable and dependent upon achievement of Viad's annual financial targets. Incentive cash payments are further designed to emphasize results and contributions through achievement of corporate and operating company performance targets established by the Committee at the beginning of each year. When determining the performance targets, the Committee considers past financial performance of Viad and its operating companies and the internal estimates of their current-year planned financial performance. Incentive cash payments reflect the extent to which targets for the following performance measures are met or exceeded:

  •
  Corporate level executives: Income per share, operating cash flow and other specified performance measurements, including maintaining a strong balance sheet, conducting all operations according to established policies and guidelines and our credit agreement guidelines, and total support of and adherence to Viad's "Always Honestsm" compliance and ethics program.

  •
  Operating company level executives: Operating income, operating cash flow and other specified performance measurements, including revenue, conducting all operations according to established policies and guidelines and our credit agreement guidelines, total support of and adherence to Viad's "Always Honestsm" compliance and ethics program, and achievement of various strategic objectives.

        In this Plan, achievement of income per share or operating income measures are weighted at 60% of the target award, and operating cash flow is weighted at 25%. The other factors listed above account for 15% of the target award, although achievement of these other factors alone will not result in earning the award. Income per share for corporate level executives is a stand-alone measure and awards may be paid for achievement of the target. Operating income for operating company level executives is a stand-alone measure and awards may be paid for achievement of the target. Operating cash flow is a stand-alone measure and awards may be paid for achievement of the target, provided that the income per share measure or operating income measure is met at the threshold amount.

        Individual target bonus percentages are established for each executive officer based upon competitive target bonus levels for comparable positions. Annual cash incentive levels for the named executive officers under the annual plan are targeted at the 50th percentile of the market. Target awards for the named executive officers in 2007 ranged from 50% to 80% of the executive's annual base earnings, depending on the executive's level of responsibility and competitive market data. Incentive awards at the corporate and operating company levels were established to have a range from no award to a maximum of 175% of target, depending on achievement of performance measures and discretionary adjustment based on individual performance (downward adjustment only for named executive officers). This means that an individual with a 50% target bonus percentage could earn a maximum award of 87.5% of base earnings (50% times 175%). The formula for determining the annual bonus award is: annual base salary earnings times individual target bonus percentage times the achievement factor. The Committee has discretion to increase or decrease the actual awards based on company and individual performance, except in the case of the named executive officers whose awards may only be reduced.

        Financial targets are set such that achievement will result in enhancement to the fundamental value of Viad, which in turn is ultimately reflected in enhanced shareholder value. Established growth trends, which are based on economic and business conditions specific to Viad and each of the operating companies, are the gauge by which meaningful targets are set and executive performance is measured. In the past seven years, Viad has posted financial results that yielded bonus payments ranging from zero to the maximum bonus amount. In three of the past seven years, Viad's financial performance resulted in bonus payments at GES Exposition Services, Inc. ("GES") and Viad corporate at or near maximum levels. In the remaining four years, GES achieved slightly above minimum targets in two years and slightly above the target in the other two years, while Viad corporate achieved no bonus payment for one year and in the other three years achieved bonuses ranging from 10% to 25% above the target amounts. Exhibitgroup/Giltspur's results in four of the past seven years yielded no bonus award and, in the other three years in the period, were slightly above 125% of target in one year and between 150% and 175% of target in the other two years.

Long-Term Incentives

        Long-term incentives for the named executive officers in 2007 were provided using performance-based restricted stock, restricted stock and performance units. Of the total long-term award granted to the executive officers, 30% was made up of performance-based restricted stock, 30% from restricted stock and 40% from performance units, making 70% of the grant based on company and individual performance and subject to a potential zero payout should the threshold performance level not be achieved. Long-term incentive grants are targeted between the 50th percentile and the 75th percentile of the competitive market based on the executive's performance, tenure and the market value for the position. In 2007, targeted long-term incentive grants were made between the 50th and 75th percentile of the competitive market. In 2008, the overall mix of long-term incentive grants will remain the same at 30% performance-based restricted stock, 30% restricted stock and 40% performance units. This mix continues to place heavy emphasis on performance and attainment of financial targets that are designed to provide for long-term value to Viad's shareholders. Each of the long-term incentive plans is described below.

        Performance-Based Restricted Stock.    Key executives who have a significant impact on Viad's short-term and long-term operational and financial goals, including the named executive officers in the Summary Compensation Table, were awarded performance-based restricted stock in 2007. The performance-based restricted stock awards were designed to focus management's attention on financial performance in 2007, and to retain the management team. One-third of the earned performance-based restricted stock granted in 2007 vested one year after the grant date and the remaining earned shares will vest in one-third increments each year on January 1 over the next two years because targets for incentive performance measures established for the 2007 grant (as described below) were achieved at target levels for the executive officers. Of the total compensation granted to executive officers in 2007, performance-based restricted stock made up 30% of the value. The Committee believes that vesting the shares over a three-year period has served as an effective retention tool. Until achievement of targets has been determined, dividends are paid and the executive may vote the shares granted. Once achievement is determined, dividends and voting apply only to earned shares (unearned shares are forfeited). The dividend feature and voting rights are critical links for the company and its executives in aligning management's interests with our shareholders' interests.

        The 2007 performance measures are consistent with the measures established for the 2007 annual incentive plan and are weighted the same for achievement purposes. The measures included income per share (corporate level executives only), operating income (operating company level executives only), operating cash flow and other specified performance measurements including revenue (operating company level executives only), maintaining a strong balance sheet, conducting all operations according to established policies and guidelines and the credit agreement guidelines, total support and adherence to Viad's "Always Honestsm" compliance and ethics program, and achievement of certain strategic initiatives. Executives may earn from 0% to 100% of the shares granted, dependent upon the performance of the operating company or overall corporate results. From 2002 through 2007, achievement at Viad corporate was 100% of target. During those years, achievement at GES was 100% of target in four of the six years, and 93.4% and 50% of target in the remaining two years, respectively. Exhibitgroup/Giltspur achieved 100% of target in three of the six years, 50% of target in one year and zero in 2002. In 2006, there were no Exhibitgroup/Giltspur plan participants due to management transition. For 2008, the performance measures for awards of performance-based restricted stock will again be consistent with the performance measures under the 2008 annual incentive plan (as discussed under the "Changes to Executive Compensation in 2008" subsection below).

        Restricted Stock.    In addition to performance-based restricted stock awarded in 2007, restricted stock, which vests in full three years from the grant date, was also awarded in 2007 to a limited number of executives, including the named executive officers in the Summary Compensation Table. The executive may vote the shares and receives dividends during the restriction period. Receipt of dividends and the executive's right to vote shares are critical links in aligning management's interests with those of Viad's shareholders. The Committee believes that due to the three-year cliff vesting feature on the shares, this compensation element has been highly effective in retaining executives and in motivating executives to make long-term decisions that will be beneficial to shareholders and the company. In addition, it has also put greater focus and emphasis on the executives' company stock ownership. For the executive officers, restricted stock made up 30% of their total long-term incentive compensation for 2007.

        Performance Units.    Participation in the Performance Unit Plan ("PUP") under the 2007 Viad Corp Omnibus Incentive Plan is limited to Viad's executive officers and certain key members of senior management at the operating company level. PUP is intended to focus participants on the long-term interests of our shareholders by tying the value of units to both stock price appreciation during the performance period and to achievement of financial measures that are key factors in increasing shareholder value. Performance targets are set during the first quarter of the three-year performance period, typically at the March meeting of the Committee. Performance measures for the corporate level executives are based on income per share, operating cash flow and revenue. Performance measures for operating company level executives are based on operating income, operating cash flow and revenue. Income per share or operating income targets are weighted at 60% of the target award, operating cash flow is weighted at 30%, and revenue is weighted at 10%. Targets are set such that achievement will result in enhancement to the fundamental value of Viad, which in turn is ultimately reflected in enhanced shareholder value. Established growth trends, which are based on economic and business conditions specific to Viad and each of the operating companies, are the gauge by which meaningful targets are set and executive performance is measured. PUP awards are paid in cash and are earned based on the degree of achievement of the targets during the performance period and are calculated using the average price of Viad's common stock during the ten-day trading period beginning on the day following public announcement of the corporation's year-end financial results following the performance period. The formula for determining the payout of a PUP award is the number of units originally granted to the executive multiplied by the ten-day average stock price described above, multiplied by the achievement factor for the company. The achievement factor can range from 0% to 200%. PUP was adopted in 2005, with the first payout made in February 2008. The achievement level of performance targets for Viad corporate was at maximum (200%) and for GES was at 123.4%. Exhibitgroup/Giltspur participants in the plan (including Mr. Jastrem) did not receive a payout because performance targets at Exhibitgroup/Giltspur were not met.

        Vesting of Long-Term Incentives.    The vesting of restricted stock, performance-based restricted stock and performance units is subject generally to continued employment with Viad or its operating companies, except certain termination events will trigger post-termination benefits as discussed below under "Post-Termination Compensation and Benefits," and in the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement. In February 2007, the Board increased the holding period from six months to two years after the date of grant before the executive officer could receive at retirement full vesting of restricted stock and performance-based restricted stock after lapse of the restriction period, except that the six-month holding period would continue if approved by the Committee, in its absolute discretion, where the executive officer retires due to unforeseen hardship or circumstances beyond his or her control.

Perquisites and Other Personal Benefits

        Perquisites and other personal benefits are part of the executive's total compensation package and are reviewed periodically to ensure external competitiveness. The perquisites currently offered by the company to the executive officers include financial counseling and tax preparation, annual executive physical examination, accidental death and dismemberment insurance, executive medical insurance, club memberships and company-paid parking. Mr. Dykstra is also eligible for executive life insurance, a home Internet and security system and an automobile, plus related expenses. Operating company presidents are also eligible for an automobile allowance. A tax gross-up is provided to the named executive officers on the financial counseling benefit as part of the perquisite package. Expense incurred for spousal travel is reimbursed to the executive officers for spousal attendance at one of the regularly scheduled Board meetings. Additional information on perquisites and other personal benefits provided to the named executive officers in 2007 is discussed in the Summary Compensation Table, presented below in this proxy statement.

Retirement Income and Savings Plans

        All eligible employees, including the named executive officers, may participate in the Viad Corp Capital Accumulation Plan ("401(k) Plan"). In addition, the named executive officers are eligible to participate in the Supplemental 401(k) Plan, which provides for additional employee contributions over the annual limits set by the Internal Revenue Code for the 401(k) Plan, plus matching contributions by Viad based on the same percentage as the 401(k) Plan.

        Annual retirement benefits will be paid under applicable schedules of the Viad Corp Supplemental Pension Plan ("SERP") and under the MoneyGram Pension Plan (formerly the Viad Corp Retirement Income Plan) to Messrs. Dykstra and Sayre and Ms. Ingersoll, although accruals under the MoneyGram Pension Plan were frozen as of December 31, 2003. In connection with the spin-off of MoneyGram International, Inc.

("MoneyGram") on June 30, 2004, the sponsorship and administration of the MoneyGram Pension Plan, as well as all liabilities of the MoneyGram Pension Plan and the SERP, were assumed by MoneyGram. In general, the compensation covered by the MoneyGram Pension Plan is annual salary and annual incentive compensation (one-half of annual bonus in the case of executive officers). Actual benefits will be calculated primarily on the basis of the average of a participant's last five years of covered compensation prior to retirement and on the basis of the average of a participant's highest five years of annual incentive compensation. Like all other forms of compensation, the level of retirement benefit is determined by individual performance assessments throughout a career, since individual performance determines the level of compensation, which is an integral component of savings and pension benefit formulas. The change in the value of the pension plans during 2007 is included in the Summary Compensation Table. Please refer to the "Pension Benefit Table" and the "Potential Payment Upon Employment Termination or Change of Control" sections of this proxy statement for further discussion of retirement benefits.

Post-Termination Compensation and Benefits

        Certain termination events will trigger post-termination payments and benefits for the named executive officers in the Summary Compensation Table, including retirement, change of control severance, termination for cause, involuntary termination not for cause, death or disability. These are discussed below and also under the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement. Post-termination compensation provides for either short-term (termination or change in control) or long-term (retirement) security to the company's executive officers in the event their employment with the company ends. In the event of involuntary termination, post-termination compensation is intended to provide an interim financial resource to the executive during the transition from employment with Viad.

        Retirement.    The retirement income received by the executives is discussed under the "Retirement Income and Savings Plans" section and in the "Pension Table" section of this proxy statement. Accelerated vesting of stock options, restricted stock, performance-based restricted stock and performance units will occur upon retirement, as discussed below in the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement.

        Change of Control Severance.    Viad's Executive Severance Plan (Tier I) provides each of the named executives with severance benefits if the executive's employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30 day window period beginning on the first anniversary of the change of control of Viad. The purpose of the Executive Severance Plan is to ensure, in the event of a possible change of control of Viad, that executives will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change of control proposal would be in the best interests of Viad and its shareholders, to assist in the change of control implementation and transition, and to perform other appropriate actions. Severance benefits also provide an economic means for executives to transition from Viad employment. Participants in the plan are designated by the CEO and approved by the Committee. Viad's annual and long-term incentive plans also provide for accelerated vesting of equity awards and immediate payment of earned performance incentives upon a change of control of Viad.

        For purposes of these benefits, a change of control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquires 20% or more of Viad's common stock, (b) the current directors in office cease to constitute at least a majority of the Board, (c) a reorganization, merger or consolidation, or the sale of all or substantially all of the corporate assets occurred, or (d) there is a complete liquidation and dissolution of Viad.

        Involuntary Termination Not For Cause.    Mr. Dykstra's employment agreement provides that he will receive post-termination payments and benefits upon Viad's termination of his employment without cause. The relevant material terms of Mr. Dykstra's employment agreement with Viad are discussed in the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement. For the other named executive officers, Viad has an arrangement providing payments and benefits to them for Viad's termination of their employment without cause, as discussed in the "Potential Payment Upon Employment Termination or Change of Control" section. In addition, if terminated without cause, all restricted stock will vest upon lapse of the restriction period and all performance-based restricted stock and performance units, if earned, will be received without any proration, except for Mr. Dykstra who will receive pro rata accelerated vesting as well as other payouts and benefits, as discussed in the "Potential Payment Upon Employment Termination or Change of Control" section.

        Death or Disability.    Mr. Dykstra's employment agreement does not provide for any post-termination payments upon his employment termination due to death or disability; however, he will be eligible to receive benefits or rights otherwise due in respect of his death or disability pursuant to compensation and benefit plans and related agreements. The relevant material terms of Mr. Dykstra's employment agreement with Viad are discussed in the section "Potential Payment Upon Employment Termination or Change of Control" of this proxy statement. For the other named executive officers, accelerated vesting of stock options, restricted stock, performance-based restricted stock and performance units will occur if their employment is terminated by reason of death or disability, as discussed in the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement.

Forfeiture Provisions for Detrimental Conduct

        In order to protect Viad and its operating companies and to help insure the long-term success of the business, annual incentive compensation and long-term incentive compensation (including awards of performance-based restricted stock, restricted stock and performance units) are subject to forfeiture and reimbursement provisions (i.e., a "clawback" provision) relating to the following conduct:

  •
  an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad's Code of Ethics or certain other policies;

  •
  an officer or employee was aware of and failed to report an employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad's Code of Ethics or certain other policies; and

  •
  an officer or employee acted significantly contrary to the best interests of Viad.

The forfeiture and reimbursement provisions also relate to violations of certain restrictions on competitive activities following employment termination. In 2008, the annual incentive compensation and long-term incentive compensation (including awards of restricted stock, performance-based restricted stock and performance units) are subject to the forfeiture provisions described above, as well as the right of Viad to stop the executive, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. Viad also may seek monetary damages for such activities.

Limit on Deductibility of Certain Compensation

        Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to an executive officer named in the Summary Compensation Table that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance measures set by this Committee and meets the other requirements of Section 162(m), the compensation is not included in computation of the limit. The Committee intends, to the extent possible and where it believes it is in the best interest of Viad and its shareholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad's overall system of compensation policies and practices. The Board submitted performance measures and certain other terms under the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan for approval at the 1997, 2002 and 2007 Annual Meeting of Shareholders, as required to allow certain of the compensation payable under such plan to be eligible for deduction.

        For purposes of meeting the requirements of Section 162(m), in 2007 and prior thereto, pursuant to the 1997 Viad Corp Omnibus Incentive Plan, annual incentive awards could not exceed in the case of the Chief Executive Officer, $1.5 million; a president of any of Viad's operating companies, $750,000; and any other executive officer of Viad, $500,000. Under the 2007 Viad Corp Omnibus Incentive Plan, the maximum aggregate amount awarded or credited with respect to cash-based awards, including annual incentive awards and performance units, to any one participant in any one plan year may not exceed $5.0 million.

Stock Ownership Guidelines

        Stock ownership guidelines were adopted in 1993 requiring executives and directors to own a minimum amount of stock on a direct basis, meaning stock of Viad which is subject to market risk and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.

        Viad believes it is important to align the financial interests of our directors and officers with those of our shareholders. Mr. Dykstra has ownership guidelines of five times his annual base salary; Messrs. Rabbitt, Jastrem and Sayre, and Ms. Ingersoll have ownership guidelines of three times their base salaries. The guidelines also call for each non-employee director to own stock which has a value equal to five times the annual retainer payable to a director. Longer tenured directors have met their goals and the remainder are working toward meeting their goals. All executive officers named in the Summary Compensation Table have met or exceeded their goals, except Mr. Jastrem, who was named President and Chief Executive Officer of Exhibitgroup/Giltspur in October 2006.

Changes to Executive Compensation in 2008

        Annual cash incentives and long-term incentives awarded as part of the 2008 executive compensation program will be granted pursuant to the 2007 Viad Corp Omnibus Incentive Plan, which was approved by Viad's shareholders at the 2007 Annual Meeting of Shareholders on May 15, 2007. In 2008, the achievement of the performance measures for annual incentives and performance-based restricted stock will be weighted as follows: income per share and operating income targets at 65% of the target award, operating cash flow at 25% of the target award and revenue at 10% of the target award. Failure to achieve other specified performance factors, both tactical and strategic (including adherence to Viad's "Always Honestsm" compliance and ethics program) may be used for downward discretion by the Committee.

Summary Compensation Table

        The following table summarizes the 2007 and 2006 compensation cost for the Chairman, President and Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Viad, including compensation costs incurred by Viad for stock, performance unit and option awards granted to those named executive officers in 2007 and prior years as reflected in Viad's financial statements, and pension expenses accrued for them in 2007 and 2006.

        The dollar figures presented below in the Stock Awards column (e) and Option Awards column (f) of the Table represent the compensation cost recognized in Viad's 2007 and 2006 financial statements, pursuant to the accounting standards of the Statement of Financial Accounting Standards No. 123(R) ("FAS 123R") assuming full vesting. The dollar figures in the below table may not reflect the actual value to be realized by the executive officer. Variables that can affect the actual value realized by the named executive officer include achievement levels of performance targets, economic and market risks associated with stock and option awards, and basing performance unit values on the market price of Viad's stock. The actual value realized by the named executive officer for the stock will not be determined until the time of vesting, or in the case of option awards, until option exercise, or in the case of performance units, until payment is calculated using the market price of the stock at the time the units are earned.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compen- sation[3] ($)	Change in Pension Value and Non- qualified Deferred Comp. Earnings[4] ($)	All Other Compen- sation[5] ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Paul B. Dykstra Chairman, President and CEO	2007 2006	587,500 537,500	[6]	— —	1,215,413 1,152,222	32,105 40,188	810,500 693,800	74,971 131,495	206,166 346,729	[7]	2,926,655 2,901,934
Ellen M. Ingersoll Chief Financial Officer	2007 2006	335,000 327,500		— —	742,751 931,283	35,184 44,034	322,400 315,200	26 9,115	121,115 95,148	[8]	1,556,476 1,722,280
John F. Jastrem President and CEO, Exhibitgroup/Giltspur	2007 2006	400,000 76,389		350,000 250,000	283,571 20,664	— —	332,300 —	20 —	62,727 3,056	[9]	1,428,618 350,109
Kevin M. Rabbitt President and CEO, GES Exposition Services, Inc.	2007 2006	370,385 342,211		— —	488,203 311,377	9,676 11,446	218,800 329,400	— —	58,333 50,927	[10]	1,145,397 1,045,361
Scott E. Sayre Vice President-General Counsel and Secretary	2007 2006	291,200 288,400		— —	659,561 1,005,572	22,723 28,446	254,800 252,400	3 188,674	125,453 158,914	[11]	1,353,740 1,922,406

1
There can be no assurances that the FAS 123R amounts provided in the "Stock Awards" column (e) will be realized. For 2007, the amounts shown reflect the compensation costs incurred by Viad in 2007 (also referred to as the amortized amount) in connection with multi-year grants to the named executive officers, as calculated in accordance with FAS 123R, including: restricted stock granted in years 2004 through 2007 (except for Mr. Rabbitt who did not receive a grant in 2004 and Mr. Jastrem who did not receive a grant until 2006 upon taking office); performance-based restricted stock granted in years 2005 though 2007 (except for Mr. Rabbitt who did not receive a grant in 2005 and Mr. Jastrem whose only grant is in 2007 after taking office); and performance units granted in years 2005 through 2007 (except for Mr. Jastrem for 2005 and 2006 because performance targets were not met in the relevant performance periods). For 2006, the amounts shown reflect the compensation costs incurred by Viad in 2006 in connection with multi-year grants to the named executive officers, as calculated in accordance with FAS 123R, including: restricted stock granted in years 2003 through 2006 (except for Mr. Rabbitt who did not receive a 2004 grant and Mr. Jastrem who did not receive a grant until 2006 upon taking office); performance-based restricted stock granted in years 2004 through 2006 (except for Mr. Rabbitt who did not receive a grant in 2005, and for Mr. Jastrem who did not receive a grant until 2007 after taking office); and performance units granted in years 2005 and 2006 (except for Mr. Jastrem for 2005 and 2006 because performance targets were not met in the relevant performance periods).

The grant date fair value of stock awards granted in 2007 for the named executive officers, as shown in the "Grants of Plan-Based Awards Table" section in this proxy statement, is as follows: Mr. Dykstra, $1,222,233; Ms. Ingersoll, $653,396; Mr. Jastrem, $395,881; Mr. Rabbitt, $595,743; and Mr. Sayre, $438,159.

For 2007 and 2006, assumptions made in the valuation of stock awards under the "Stock Awards" column (e) are discussed in Viad's 2007 Annual Report on Form 10-K, filed February 29, 2008, in Note 2 of Notes to Consolidated Financial Statements and are incorporated herein by reference.

2
There can be no assurances that the FAS 123R amounts provided in this column will be realized. As calculated in accordance with FAS 123R, the amounts shown for 2007 represent the stock option expenses incurred by Viad in 2007 for stock options granted in 2004, and the amounts shown for 2006 represent the stock option expenses incurred by Viad in 2006 for stock options granted in 2003 and 2004. Stock options were not awarded in 2005, 2006 or 2007 to the executive officers named in this table. For 2007 and 2006, assumptions made in the valuation of stock options under the "Option Awards" column (f) are discussed in Viad's 2007 Annual Report on Form 10-K, filed February 29, 2008, in Note 2 of Notes to Consolidated Financial Statements and are incorporated herein by reference.

3
The amounts shown for 2007 and 2006 represent incentive cash awards under the Management Incentive Plan, pursuant to the 1997 Viad Corp Omnibus Incentive Plan. Performance targets for 2007 were attained at the maximum performance level (175% of target), except the awards of Messrs. Jastrem and Rabbitt were paid out at 151.1% and 107.4% of target, respectively. Performance targets in 2006 for Viad corporate and GES were attained at the maximum performance level. Mr. Jastrem was a participant in the 2006 plan, however performance targets for Exhibitgroup/Giltspur were not met and no bonus was earned in that year.

4
The amounts shown represent the year-over-year change in actuarial present value of the Viad Corp Supplemental Pension Plan ("SERP"). For 2007, the year-over-year change from 2006 to 2007 was $74,725 for Mr. Dykstra, and $0 for the other named executive officers. For 2006, the year-over-year change from 2005 to 2006 for Messrs. Dykstra and Sayre and Ms. Ingersoll were $131,403, $188,674, and $9,108, respectively, and $0 for Messrs. Jastrem and Rabbitt. In connection with the spin-off of MoneyGram International, Inc. on June 30, 2004, liabilities associated with these SERP obligations are the responsibility of MoneyGram. The amounts shown also reflect above-market earnings of $107 in 2007 and $45 in 2006 on Mr. Dykstra's benefits under the Viad Corp Deferred Compensation Plan; and above-market earnings on the Supplemental 401(k) Plan of $139 for Mr. Dykstra, $26 for Ms. Ingersoll, $20 for Mr. Jastrem and $3 for Mr. Sayre in 2007 and $47 for Mr. Dykstra and $7 for Ms. Ingersoll in 2006. The term "above-market earnings" represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under the Internal Revenue Code Section 1274(d)).

5
The aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items.

6
From January 1 through March 31, 2006, Mr. Dykstra served as Viad's Chief Operating Officer with an annual base salary of $500,000, and on April 1, 2006, he assumed the position of President and Chief Executive Officer of Viad with an annual base salary of $550,000. On April 1, 2007, Mr. Dykstra's annual base salary was increased to $600,000.

7
Mr. Dykstra's perquisites and other personal benefits for 2007 include: executive life insurance; executive medical coverage; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; health club membership; airline club memberships; country club dues; social club dues; home security system; company-provided vehicle and auto-related expenses of $26,326; and social and entertainment activities during the August 2007 meeting of the Board and travel-related expenses for a guest to attend the meeting. The amount reported for 2007 includes: the perquisites and other personal benefits listed in the prior sentence; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $24,878; a lump-sum payment of $97,000 for the period of January 1, 2007 through December 31, 2007 in lieu of the company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $13,338 for planning and financial counseling services and $264 for executive medical coverage.

8
Ms. Ingersoll's perquisites and other personal benefits for 2007 include: executive medical coverage; accidental death and dismemberment insurance; annual executive physical examination; office parking; tax planning and financial counseling services; and social and entertainment activities during the August 2007 meeting of the Board. The amount reported for 2007 includes: the perquisites and other personal benefits listed in the prior sentence; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $14,778; a lump-sum payment of $70,000 for the period of January 1, 2007 through December 31, 2007 in lieu of the company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $8,869 for tax planning and financial counseling services and $3,030 for executive medical coverage.

9
Mr. Jastrem's perquisites and other personal benefits for 2007 include: executive medical coverage; accidental death and dismemberment insurance; tax planning and financial counseling services; annual executive physical examination; health club membership; airline club membership; executive marketing club membership; a vehicle allowance and social and entertainment activities during the August 2007 meeting of the Board and travel-related expenses for a guest to attend the meeting. The amount reported for 2007 includes: the perquisites and other personal benefits listed in the prior sentence; matching contributions under the 401(k) Plan of $16,000; and tax gross-ups of $2,099 for tax planning and financial counseling services, $3,683 for executive medical coverage and $3,375 for club memberships.

10
Mr. Rabbitt's perquisites and other personal benefits include: executive medical coverage; accidental death and dismemberment insurance; tax planning and financial counseling services; annual executive physical examination; health club membership; a vehicle allowance; country club dues; and social and entertainment activities during the August 2007 meeting of the Board and travel-related expenses for a guest to attend the meeting. The amount reported for 2007 includes: the perquisites and other personal benefits listed in the prior sentence; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $9,000; and tax gross-ups of $4,576 for tax planning and financial counseling services, $810 for executive medical coverage and $220 for guest travel to the August 2007 meeting of the Board.

11
Mr. Sayre's perquisites and other personal benefits for 2007 include: executive medical coverage; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; health club membership; and social and entertainment activities during the August 2007 meeting of the Board and travel-related expenses for a guest to attend the meeting. The amount reported for 2007 includes: the perquisites and other personal benefits listed in the prior sentence; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $13,485; a lump-sum payment of $80,000 for the period of January 1, 2007 through December 31, 2007 in lieu of the company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $8,890 for tax planning and financial counseling services and $248 for executive medical coverage.

Grants of Plan-Based Awards

        The following table supplements the Summary Compensation Table disclosure on plan-based awards. The table provides by grant date estimated future payouts for awards granted in 2007 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2007 that have been paid out. All awards in 2007 were granted pursuant to the 1997 Viad Corp Omnibus Incentive Plan.

									All Other Option Awards: Number of Securities Under- lying Options (#)
								All Other Stock Awards: Number of Shares of Stock or Units (#)[5]
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards[6] ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards[4]
Name[1]	Grant Date[2]	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
P. Dykstra RS PBRS PUP	2/21 2/21 2/21	231,600	463,100	810,500	10,000 1,667 5,900	10,000 6,666 11,800	10,000 6,666 23,600	— 3,334 —	— — —	— — —	384,350 384,350 453,533
E. Ingersoll RS PBRS PUP	2/21 2/21 2/21	92,100	184,300	322,400	5,000 917 3,250	5,000 3,666 6,500	5,000 3,666 13,000	— 1,834 —	— — —	— — —	192,175 211,393 249,828
J. Jastrem RS PBRS PUP	2/21 2/21 2/21	110,000	220,000	385,000	2,800 584 2,000	2,800 2,333 4,000	2,800 2,333 8,000	— 1,167 —	— — —	— — —	107,618 134,523 153,740
K. Rabbitt RS PBRS PUP	2/21 2/21 2/21	101,900	203,700	356,500	4,500 834 3,000	4,500 3,333 6,000	4,500 3,333 12,000	— 1,667 —	— — —	— — —	172,958 192,175 230,610
S. Sayre RS PBRS PUP	2/21 2/21 2/21	72,800	145,600	254,800	3,200 700 2,000	3,200 2,800 4,000	3,200 2,800 8,000	— 1,400 —	— — —	— — —	122,992 161,427 153,740

1
"RS" represents awards of restricted stock, "PBRS" represents awards of performance-based restricted stock, and "PUP" represents awards of performance units. All were granted pursuant to the 1997 Viad Corp Omnibus Incentive Plan.

2
Grant dates shown occurred in 2007.

3
The amounts shown in column (d) above reflect the possible payment if performance measures are achieved at target level under the Management Incentive Plan, pursuant to the 1997 Viad Corp Omnibus Incentive Plan. The amounts shown in column (c) above reflect the possible minimum payment level under the Management Incentive Plan which is 50% of target. The amounts shown in column (e) are 175% of the target amount shown in column (d). Actual incentive cash awards for 2007 under the Management Incentive Plan, pursuant to the 1997 Viad Corp Omnibus Incentive Plan, were earned and paid out at the maximum amount (175% of target) in March 2008, except the awards of Messrs. Jastrem and Rabbitt were paid out at 151.1% and 107.4%, respectively, as reflected in the Summary Compensation Table at column (g) ("Non-Equity Incentive Plan Compensation"). No additional payment under the Management Incentive Plan will be made for the 2007 performance period.

4
The three columns under "Estimated Future Payouts Under Equity Incentive Plan Awards" include the estimated threshold, target and maximum future payouts as of the grant date for all 2007 equity grants of restricted stock, performance-based restricted stock, and performance units to the named executive officers, excluding one-third of the 2007 grant of performance-based restricted stock, which vested in February 2008 because specific performance measures established in the year of grant were achieved at target levels. The one-third payout of performance-based restricted stock is reflected in the table under column (i) ("All Other Stock Awards: Number of Shares of Stock or Units"). For PBRS (performance-based restricted stock), the amounts shown in column (f) reflect the minimum payout level which is 25% of the target amount shown in column (g), and the amounts shown in column (h) are equal to the target amount shown in column (g). For PUP (performance units), the amounts shown in column (f) reflect the minimum payment level which is 50% of the target amount shown in column (g), and the amounts shown in column (h) are 200% of the target amount shown in column (g).

5
See footnote 4 above.

6
The fair value of the restricted stock and performance-based restricted stock awards on the grant date of February 21, 2007 was $38.44. The actual value realized by the named executive officer for the 2007 stock awards will not be determined until time of vesting, or in the case of performance units, until payment is calculated using the market price of the stock at the time the units are earned. The amounts shown for PUP represent the grant date fair value of the 2007 award; however, the expense to the company in any fiscal year for PUP is recorded using the estimated fair value of Viad's common stock based on the number of units expected to vest, and is re-measured on each balance sheet date until the time of cash settlement.

Employment Agreements

        Mr. Dykstra is employed pursuant to an employment agreement dated May 15, 2007. He is the only named executive officer with an employment agreement. Mr. Dykstra's agreement provides for an initial two-year employment term and thereafter on each anniversary date of the agreement the remaining one year term is increased by an additional one-year period, unless the Human Resources Committee of the Board provides notice of its intent not to extend the employment period. The agreement provides for an initial annual base salary of $600,000. Mr. Dykstra's annual base salary is reviewed at least annually by the Human Resources Committee of the Board, which may in its sole discretion recommend an increase to the annual base salary, subject to approval by the Board. His current annual base salary, effective April 1, 2008 is $625,000. The agreement also provides that Mr. Dykstra is entitled to participate in all bonus and long-term incentive compensation plans and programs and other fringe benefit programs offered to other senior executives of Viad in accordance with the terms of such plans and programs. Further, he is entitled to participate in all savings, retirement, medical and other welfare benefit plans to the same extent as other senior executives of Viad. His perquisites and other personal benefits include executive medical coverage; executive life insurance; accidental death and dismemberment insurance coverage; office parking; tax planning and financial counseling services; annual executive physical examination; dues for health club, country club, airline club and social club; company-provided vehicle and auto-related expenses, and home security system. Additional information regarding the terms of Mr. Dykstra's employment agreement is provided in the "Post-Termination Compensation and Benefits" subsection of the "Compensation Discussion and Analysis" section and in the "Potential Payment Upon Employment Termination or Change of Control" section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table includes all outstanding options and unvested stock awards of the named executive officers as of December 31, 2007, including awards subject to performance conditions.

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)[2]
						Stock Awards
Name			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)[2]	Option Exercise Price ($)[3]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
P. Dykstra
Viad
05/10/1999	2,025			28.15	05/10/2009
02/17/2000	3,251			23.32	02/17/2010
02/15/2001	5,125			24.05	02/15/2011
11/15/2001	4,000			19.65	11/15/2011
03/26/2002	6,850			26.07	03/26/2012
02/19/2003	4,412			19.57	02/19/2013
02/18/2004	3,285		2,190	24.22	02/18/2011
RS/PBRS[5]				N/A	N/A	38,716	1,222,651	10,000	315,800
PUP[6]				N/A	N/A	10,780	340,432	23,800	751,604
MoneyGram[7]
05/10/1999	8,100			22.46	05/10/2009
02/17/2000	8,007			18.61	02/17/2010
02/15/2001	20,500			19.19	02/15/2011
03/26/2002	27,400			20.80	03/26/2012
02/19/2003	27,400			15.62	02/19/2013
02/18/2004	13,140		8,760	19.32	02/18/2011
E. Ingersoll
Viad
03/26/2002	3,200			26.07	03/26/2012
02/19/2003	7,499			19.57	02/19/2013
02/18/2004	3,600		2,400	24.22	02/18/2011
RS/PBRS[5]				N/A	N/A	26,866	848,428	5,500	173,690
PUP[6]				N/A	N/A	10,440	329,695	12,900	407,382
MoneyGram[7]
03/26/2002	8,800			20.80	03/26/2012
02/19/2003	30,000			15.62	02/19/2013
02/18/2004	14,400		9,600	19.32	02/18/2011
J. Jastrem
Viad
RS/PBRS	—			N/A	N/A	12,800	404,224	3,500	110,530
PUP	—			N/A	N/A	2,380	75,160	8,500	268,430
K. Rabbitt
Viad
10/01/2002	750			19.42	10/01/2012
02/19/2003	1,500			19.57	02/19/2013
02/18/2004	990		660	24.22	02/18/2011
RS/PBRS[5]				N/A	N/A	15,366	485,258	5,000	157,900
PUP[6]				N/A	N/A	2,000	63,160	11,700	369,486
MoneyGram[7]
02/18/2004	1,320		2,640	19.32	02/18/2011

S. Sayre
Viad
05/11/1998	2,025		23.65	05/11/2008
05/10/1999	1,650		28.15	05/10/2009
02/17/2000	2,100		23.32	02/17/2010
02/15/2001	3,406		24.05	02/15/2011
11/15/2001	6,750		19.65	11/15/2011
03/26/2002	4,575		26.07	03/26/2012
02/19/2003	4,849		19.57	02/19/2013
02/18/2004	2,325	1,550	24.22	02/18/2011
RS/PBRS[5]			N/A	N/A	19,266	608,420	4,200	132,636
PUP[6]			N/A	N/A	15,500	489,490	4,000	126,320
MoneyGram[7]
05/11/1998	8,100		18.87	05/11/2008
05/10/1999	6,600		22.46	05/10/2009
02/17/2000	8,400		18.61	02/17/2010
02/15/2001	13,625		19.19	02/15/2011
11/15/2001	27,000		15.68	11/15/2011
03/26/2002	18,300		20.80	03/26/2012
02/19/2003	19,400		15.62	02/19/2013
02/18/2004	9,300	6,200	19.32	02/18/2011

1
Viad stock option awards for the named executive officers included a combination of incentive stock options and nonqualified stock options for all grants, except Mr. Rabbitt received incentive stock option grants only, and Messrs. Dykstra and Sayre received nonqualified stock options only for the grant on 11/15/2001. All MoneyGram awards are nonqualified stock options. See Footnote 7, below, for a discussion about MoneyGram.

2
The stock options granted in 2002 and prior thereto have a ten-year term and vested in two equal annual installments, beginning one year from the date of grant. The stock options granted in 2003 have a ten-year term and vested in three equal annual installments beginning one year after the date of grant and ending three years after the date of grant. Stock options granted thereafter have a seven-year term and vest in five equal annual installments beginning one year from the date of grant and ending five years after the date of grant.

3
The exercise price of Viad stock options is equal to the average of the high and low selling prices of Viad common stock on the NYSE on the grant date. See Footnote 7, below, for a discussion regarding the treatment of stock options in connection with the MoneyGram spin-off.

4
The market value of shares or units of stock was computed by multiplying the number of unvested shares or units by $31.58, the closing market price of Viad common stock at December 31, 2007.

5
"RS/PBRS" is an abbreviation for restricted stock and performance-based restricted stock.

6
"PUP" is an abbreviation for performance units.

7
Listed under the "MoneyGram" heading are nonqualified stock options of MoneyGram International, Inc. ("MoneyGram"), acquired by the executive officer prior to Viad's spin-off of MoneyGram. On June 30, 2004, Viad separated its payment services business from its other businesses by means of a tax-free spin-off of MoneyGram. Viad distributed all of the shares of MoneyGram common stock as a dividend on Viad common stock on the date of the spin-off. Stock option awards were adjusted in connection with the spin-off. Each option to purchase shares of Viad common stock was converted to consist of an adjusted option to purchase the same number of shares of MoneyGram common stock as before the spin-off, and an option to purchase one-fourth the number of shares of Viad common stock as before the spin-off due to the one-for-four reverse stock split of Viad common stock that occurred in connection with the spin-off. The conversion resulted in two options with a combined intrinsic value equal to the intrinsic value of the Viad option (with an exercise price of the high and low selling prices of Viad common stock on the grant date) before taking into account the effect of the spin-off and reverse stock split. The terms and conditions of the options are generally the same as those of the pre-spin Viad stock options.

Option Exercises and Stock Vested Table

        The following table lists stock options exercised in 2007, and restricted stock and performance-based restricted stock, which vested during 2007.

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[2] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[3] ($)
(a)	(b)	(c)	(d)	(e)
P. Dykstra
Viad	5,335	88,764	8,281	318,891
MoneyGram	—	—	14,391	427,295
E. Ingersoll
Viad	—	—	8,017	314,969
MoneyGram	—	—	14,333	425,468
J. Jastrem	—	—	—	—
K. Rabbitt
Viad	—	—	1,836	68,540
MoneyGram	—	—	809	25,479
S. Sayre
Viad	—	—	7,184	279,926
MoneyGram	6,900	50,597	12,200	358,289

1
See Footnote 7 to "Outstanding Equity Awards at Fiscal Year-End Table" above in this proxy statement regarding options to purchase MoneyGram common stock.

2
The value realized is the difference between the exercise price and the fair market value of the stock times the number of options exercised. The exercise price of a stock option is the average of the high and low selling price of either Viad or MoneyGram common stock on the date of grant, as adjusted for the spin-off of MoneyGram where applicable. The fair market value of an exercised option is the average of the high and low selling price of either Viad or MoneyGram common stock on the date of exercise.

3
The value realized upon the vesting of a stock award is the average of the high and low price of either Viad or MoneyGram common stock on the date of vesting times the number of shares vesting.

Pension Benefits Table

        The following table provides the present value of the accumulated benefits of the named executive officers under Viad's SERP. Liability related to the payment of benefits disclosed in the table below was assumed by MoneyGram International, Inc. ("MoneyGram") in connection with the spin-off of MoneyGram by Viad on June 30, 2004.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
P. Dykstra	Supplemental Pension Plan	20.340	908,948	—
E. Ingersoll	Supplemental Pension Plan	2.439	68,081	—
J. Jastrem	N/A	—	—	—
K. Rabbitt	N/A	—	—	—
S. Sayre	Supplemental Pension Plan	24.721	1,554,831	—

        Messrs. Dykstra and Sayre and Ms. Ingersoll participate in the SERP, which provides retirement benefits based on final average earnings, which is the five-year average of the last 60 months of annual base salary plus 50% of the annual incentive compensation for the five calendar years in which they were highest. Once commenced, the full benefit is payable for the life of the executive. Upon the executive's death, 50% of the benefit is payable for the life of the surviving spouse, if applicable.

        The named executive officers are entitled to a pension benefit at age 60 equal to A + (B × C) - D, where:

A =	(1.15% × Years of service from 1/1/1998 through 6/30/2004 × Final average earnings)
+
(0.55% × Years of service from 1/1/1998 through 6/30/2004 × Final average earnings in excess of the covered compensation breakpoint);
B =
(1.834% × Years of service prior to 1998 × Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation)
-
(1.667% × Years of service prior to 1998 × Primary Social Security benefit);
C =	(Final average earnings) / (Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation); and
D =	Annual benefit from the MoneyGram Pension Plan and the Travelers Express Company, Inc. Supplemental Pension Plan, if applicable.

        Mr. Sayre is eligible for early retirement benefits under the SERP and has been eligible since age 55.

Nonqualified Deferred Compensation Table

        The following table provides the amounts contributed to a nonqualified deferred compensation plan during 2007.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
(a)	(b)	(c)	(d)	(e)	(f)
P. Dykstra Supplemental 401(k) Plan VCDCP[4]	25,625 —	15,878 —	12,963 9,950	— —	238,541 161,090
E. Ingersoll Supplemental 401(k) Plan	7,950	5,778	2,440	—	50,917
J. Jastrem Supplemental 401(k) Plan	24,500	14,667	1,789	—	40,956
K. Rabbitt	—	—	—	—	—
S. Sayre Supplemental 401(k) Plan	—	4,485	279	—	8,216

1
These amounts are contributed by the executive out of his or her annual base salary which is reported as compensation in the Summary Compensation Table under column (c) ("Salary").

2
The company's matching contribution under the Supplemental 401(k) Plan is the same as provided under the 401(k) Plan generally available to all employees, which is a 100% match of the first 3% of annual base salary contributed by the executive officer and 50% of the next 2% of annual base salary contributed by the executive officer. Matching contributions are reported as compensation in the Summary Compensation Table under column (i) ("All Other Compensation").

3
Viad's proxy statements prior to 2004 reported these amounts in the applicable year within the Summary Compensation Table wherein the executive officer's annual contributions were reported under the "Salary" column and Viad's annual matching contributions were reported under the "All Other Compensation" column.

4
"VCDCP" is an abbreviation for the Viad Corp Deferred Compensation Plan. In connection with the freeze of the Viad Corp Deferred Compensation Plan in 2004, all participants in such Plan received lump-sum distributions of their total deferred compensation accounts, except for participating employees at Viad's operating units, GES Exposition Services, Inc. and Exhibitgroup/Giltspur, whose deferrals are maintained as obligations of the respective company pending distribution in accordance with the terms of the Plan. No new deferrals have been permitted since 2004. Mr. Dykstra's deferred amount under VCDCP reflects interest accrued in 2007 on deferrals made prior to 2004 while he was employed by GES Exposition Services, Inc.

Potential Payment Upon Employment Termination or Change of Control

        Certain termination events will trigger post-termination payments and benefits for the named executive officers in the Summary Compensation Table. Each termination event and the amount that could be payable to the executive officers under each termination event is provided below, assuming a qualifying termination date of December 31, 2007 with a closing price of $31.58 for Viad common stock and a closing price of $15.37 for MoneyGram stock (where applicable for calculating MoneyGram stock option), except where specifically indicated below.

Retirement

        In the case of normal (age 65) or early (age 55) retirement, the named executive officers will receive pro rata accelerated vesting of restricted stock, earned performance-based restricted stock and earned performance units upon expiration of the vesting or performance period if the executive retires prior to the end of such period. For the equity compensation grants made in 2007, full vesting of restricted stock, earned performance-based restricted stock and earned performance units will occur upon expiration of the restriction or performance period if the executive has reached age 60 at the time of retirement and such retirement occurs after holding requirements of two years from the date of grant in the case of the 2007 restricted stock and performance-based stock awards, and 18 months from the date of grant in the case of the 2007 performance unit awards. Stock options not yet exercisable will fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights within a five-year period following the retirement date. For annual incentive compensation, the terms of the Management Incentive Plan provide that the named executive officers will be entitled to receive the accrued cash incentive payment, if earned, prorated to the date of employment termination. Mr. Dykstra is entitled to the same benefit pursuant to the terms of his employment contract. He will be provided with an office and secretarial support for five years following retirement.

        Further disclosures regarding retirement income and benefits are provided under the "Retirement Income and Savings Plans" subsection of the "Compensation Discussion and Analysis" section and in the "Pension Table" section of this proxy statement.

        As of December 31, 2007 (and currently), only Mr. Sayre is eligible for retirement. The cash amount and the value of the vested equity that could be received by Mr. Sayre upon retirement, assuming a qualifying termination date of December 31, 2007, is $1,262,500. This amount does not include retirement income.

Change of Control and Change of Control Severance

        Viad's Executive Severance Plan (Tier I) provides each of the named executive officers with severance benefits if the executive's employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change of control of Viad. Under those circumstances, the executive would receive from Viad a lump-sum severance compensation equal to a multiple of the following sum:

  •
  The executive's highest annual salary; plus

  •
  The executive's target cash bonus under the Management Incentive Plan for the fiscal year in which the change of control occurs.

        The multiple, in the case of termination by Viad without cause or the executive's termination for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change of control and the denominator of which is 36. In the case of the executive's voluntary termination during the window period, the multiple will be two.

        The executive will also receive at Viad's cost outplacement services and continued welfare benefits coverage for the severance period of (i) three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change of control through the last day of the executive's employment, and the denominator of which is 36 months, in the case of Viad's termination without cause or the executive's termination for good reason; or (ii) two years in the case of the executive's voluntary termination during the window period; except that such benefits would terminate upon the executive's death or normal retirement date of 65, whichever occurs first. The Executive Severance Plan also provides a special retirement benefit to executives in the form of an additional benefit accrual under the SERP determined as if the executive continued employment during the severance period with the severance compensation included in his or her final average compensation as defined by the SERP. Benefits under the MoneyGram Pension Plan were frozen as of December 31, 2003 and would not be affected by a change of control. This special retirement benefit applies to all named executives, except Messrs. Rabbitt and Jastrem.

        The Executive Severance Plan also provides a tax gross-up feature to make the executive whole for any excise taxes on change of control payments, and for payment of any legal fees incurred by the executive to enforce his or her rights under this Plan.

        Several of Viad's compensation plans and programs contain provisions for benefits in connection with a change of control of Viad, including immediate full vesting of stock options, restricted stock, and performance-based restricted stock, and the ability to surrender options for cash. In addition, if there is a change of control, regardless of whether there is a termination of employment in connection therewith, each of the named executive officers would be entitled to receive a pro rata portion of the annual cash incentive granted under the Management Incentive Plan, calculated on the basis of achievement of performance measures through the date of the change of control, and a cash payment from Viad for performance units granted pursuant to the Performance Unit Plan, calculated as if each of the pre-defined targets were met at 100%, and prorated from the date of the grant to the date of the change of control.

        In the case of an executive's termination without cause or the executive's voluntary termination for good reason, the cash amount and value of vested equity that could be received under the change of control Executive Severance Plan, assuming that the executive had a qualifying termination date of December 31, 2007, is as follows: Mr. Dykstra, $8,683,463; Ms. Ingersoll, $3,157,708; Mr. Jastrem, $3,742,953; Mr. Rabbitt, $3,800,734; and Mr. Sayre, $2,671,509. Assuming the same termination date, the amount payable upon the executive's voluntary termination during the window period is as follows: Mr. Dykstra, $6,655,694; Ms. Ingersoll, $2,707,089; Mr. Jastrem, $2,324,298; Mr. Rabbitt, $2,899,535; and Mr. Sayre, $2,177,530. Within each of the above dollar figures is the cash amount for the annual cash incentive and granted performance units, which are as follows: Mr. Dykstra, $1,187,355; Ms. Ingersoll, $525,564; Mr. Jastrem, $469,147; Mr. Rabbitt, $401,964; and Mr. Sayre, $437,964. The cash amount for the annual cash incentive and granted performance units would be paid to the executive upon a change of control whether or not a termination event occurred in connection with the change of control. If the annual cash incentive and performance units were paid out upon the change of control, then they would not be paid out again in the event of an employment termination in connection with a change of control.

Involuntary Termination Not For Cause

        Mr. Dykstra's employment agreement provides that he will receive post-termination payments and benefits upon Viad's termination of his employment without cause, including:

  •
  Lump sum cash payment of the sum of (1) two times his then-current annual salary and (2) a pro rata portion of his then-current target cash bonus under the Management Incentive Plan;

  •
  Pro rata accelerated vesting of his unvested options, restricted stock awards, and earned performance-based restricted stock and earned performance units upon expiration of the performance period;

  •
  Outplacement services; and

  •
  Continued participation in employee health and welfare benefit plans for two years.

        Such payments and benefits would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreements.

        The other named executive officers will receive a severance cash payment in the event of termination of employment without cause (not for death, disability or cause). In February 2007, the Board adopted, upon recommendation of the Human Resources Committee of the Board, a severance arrangement for executive officers of Viad, which codified Viad's historical, discretionary practice to provide severance cash payments for Viad's termination of an executive officer without cause. Under the Executive Officer Continuation of Pay Policy, executives with less than seven years of service with Viad would receive six months of salary, while executive officers with seven or more years of service with Viad may receive up to one year's salary. Executive officers all would receive continued health and welfare benefits during the severance period and a pro rata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned. No payment, however, would be made under the policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad. The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supersede the policy, and exceptions to the policy may be made if recommended by the Chief Executive Officer of Viad and approved by the Human Resources Committee of the Board.

        In addition, the other named executive officers will receive full ownership of restricted stock, earned performance-based restricted stock and earned performance units upon lapse of the vesting or performance period.

        The cash amount and value of vested equity awards that could be received by the named executive officers in the event Viad terminates employment without cause, assuming that the executive had a qualifying termination date of December 31, 2007, is as follows: Mr. Dykstra, $3,641,590; Ms. Ingersoll, $2,412,500; Mr. Jastrem, $1,638,340; Mr. Rabbitt, $1,807,110; and Mr. Sayre, $1,910,160.

Voluntary Termination for Good Reason

        Mr. Dykstra's employment agreement provides for post-termination payments upon his voluntary termination of employment for "Good Reason". Upon employment termination, Mr. Dykstra will receive the same payments and benefits described above under the "Involuntary Termination Not For Cause" subsection, and such payment would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreement. "Good Reason" conditions to voluntarily terminate his employment, include the following, provided they occur without Mr. Dykstra's consent:

  •
  Material reduction or change in Mr. Dykstra's authority, duties, or responsibilities;

  •
  Material reduction in his annual base salary, unless made as part of an across-the-board reduction of annual base salary for other executive officers of Viad under the direction of the Board;

  •
  Office relocation requiring an increased commute of more than fifty miles;

  •
  Material breach of employment agreement by Viad; and

  •
  Successor to Viad fails to assume Viad's obligations under the employment agreement.

Mr. Dykstra's employment agreement requires notice to be provided to Viad within ninety days of the Good Reason condition and provides Viad with an opportunity to remedy the situation. If the situation is remedied within thirty days of the notice, then the post-termination payments described in this section would not be made to Mr. Dykstra.

Death or Disability

        The named executive officers will receive accelerated vesting of restricted stock, earned performance-based restricted stock and earned performance units upon lapse of the restriction or performance period if their employment is terminated by reason of death or disability. Stock options, if not exercisable, will fully vest upon the date of death or disability (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive (or personal representative) may exercise the option rights within three years following the date of disability or 12 months following the date of death. For annual incentive compensation, the terms of the Management Incentive Plan provide that the named executive officers will be entitled to receive the accrued cash incentive payment, if earned, prorated to the date of employment termination.

        The cash amount and vested equity that could be received by the named executive officers in the event of employment termination due to death or disability, assuming that the executive had a qualifying termination date of December 31, 2007, is as follows: Mr. Dykstra, $3,110,480; Ms. Ingersoll, $1,943,500; Mr. Jastrem, $1,078,340; Mr. Rabbitt, $1,282,110; and Mr. Sayre, $1,502,480.

Forfeiture Provisions — Non-Compete, Non-Solicitation, Non-Disparagement

        If an executive competes with Viad within two years of employment termination in the case of awards made prior to 2008, and 18 months of employment termination in the case of awards made in 2008, the following compensation will be subject to forfeiture and reimbursement (i.e., "clawback" provisions):

  •
  awards of restricted stock, performance-based restricted stock and performance units granted in the last two years of employment;

  •
  all cash bonuses paid during the last twelve months of employment for awards made prior to 2008, and 18 months for the 2008 awards;

  •
  outstanding, vested but not exercised, stock options; and

  •
  any gain (without regard to tax effects) realized from the exercise of an option subject to the forfeiture provisions.

        The "Compensation Discussion and Analysis" section of this proxy statement describes additional forfeiture provisions under the annual incentive and long-term compensation plans and programs for an executive's misconduct or disparagement of Viad.

PROPOSAL 2: RATIFICATION OF VIAD'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accountants (independent auditors) for 2008, and the Board of Directors ratified the appointment. The following resolution concerning the appointment of Deloitte & Touche LLP as Viad's independent auditors will be offered at the meeting:

  RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2008 is hereby ratified.

        Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. Although the listing standards of the NYSE and the charter of the Audit Committee require Viad's independent registered public accountants to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent registered public accountants to be an important matter of shareholder concern and is submitting appointment of Deloitte & Touche LLP for ratification by shareholders as a matter of good corporate practice. No determination has been made as to what action the Audit Committee and Board would take if shareholders do not approve the appointment.

        Viad anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

Recommendation of the Board

        The Board of Directors recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Viad's independent registered public accountants for 2008.

Fees and Services of Independent Registered Public Accountants

        The following is a summary of the aggregate fees billed to Viad by its independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP") for professional services rendered for the fiscal years ended December 31, 2006 and 2007.

Fee Category	2006 Fees ($)	2007 Fees ($)
Audit Fees[1]	1,657,600	1,689,800
Audit-Related Fees[2]	174,400	223,400
Tax Fees[3]	93,000	131,300
All Other Fees[4]	—	—

Total Fees	1,925,000	2,044,500

1
Audit Fees. Consists of fees billed for professional services rendered for the audits of Viad's financial statements for the fiscal years ended December 31, 2006 and 2007, and for review of the financial statements included in Viad's Quarterly Reports on Form 10-Q for those fiscal years. Fees in 2006 and 2007 also were incurred in connection with the audit of Viad's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2
Audit-Related Fees. Consists of fees billed for services rendered to Viad for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance and consultation, and ad hoc fees for consultation on financial accounting and reporting standards.

3
Tax Fees. Consists of fees billed for services rendered to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.

4
All Other Fees. Consists of fees billed for all other services rendered to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2006 and 2007.

        None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

Pre-Approval of Services of Independent Registered Public Accountants

        The Audit Committee's written policy is to pre-approve all audit and permissible non-audit services provided by Viad's independent registered public accountants, which is Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Any service incorporated within the engagement letter of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved. Any service identified as to type and estimated fee in the written annual service plan of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

        During the year, the independent registered public accountants also provide additional accounting research and consultation services required by, and incident to, the audit of Viad's financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount provided in the annual service plan which is approved by the Audit Committee. The Audit Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Audit Committee may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews his pre-approvals with the full Audit Committee not later than at the committee's next meeting.

        The Audit Committee's approval of proposed services and fees are noted in the meeting minutes of the Audit Committee and/or by signature on behalf of the Audit Committee on the engagement letter. The independent registered public accountants are periodically requested to summarize the services and fees paid to date, and management is required to report whether the services and fees have been pre-approved in accordance with the required pre-approval process of the Audit Committee.

Non-Audit Services of Independent Registered Public Accountants

        The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

VOTING PROCEDURES/REVOKING YOUR PROXY

Voting Procedures

        In order to be elected as a director in an uncontested election, the number of shares voted "for" a director nominee from the shares present and voting in person or by proxy must exceed the number of votes cast "against" the director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, director nominees must receive a plurality of the shares present and voting in person or by proxy in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or Bylaws. You may not cumulate votes.

        Shareholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition. Banks and brokers that have not received voting instructions from their clients may vote their clients' shares on the election of directors and ratifying the appointment of our independent registered public accounting firm.

        Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless you vote otherwise, all shares represented by your returned signed proxy will be voted as noted on page 1 of this proxy statement. If you are a participant in a 401(k) plan of Viad or one of its subsidiaries, your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

Revoking Your Proxy

        Proxies may be revoked if you:

  •
  Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Vice President-General Counsel and Secretary, at our Phoenix address listed on page 1 above.

  •
  Deliver a signed proxy, dated later than the first one, to Viad Corp; c/o Shareowner Services; P.O. Box 64873; St. Paul, Minnesota 55164-0873.

  •
  Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies

        The cost of solicitation will be borne by Viad. Solicitation of proxies will be made primarily through the use of the mails, but regular employees of Viad may solicit proxies personally, by telephone or otherwise. Viad has retained Wells Fargo Bank, N.A. to assist Viad in connection with the solicitation at an estimated fee of $1,500, plus out-of-pocket expenses. Viad will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS

        From time to time shareholders submit proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Shareholders. To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements. Viad must receive proposals and nominations for the 2009 Annual Meeting of Shareholders no later than December 5, 2008, for possible inclusion in the proxy statement, or on or between January 20 and February 19, 2009, for possible consideration at the meeting, which is expected to be held on Tuesday, May 19, 2009. Proposals, director nominations, or related questions should be directed in writing to the undersigned at the address listed on page 1 above.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

        A copy of Viad's 2007 Annual Report filed with the Securities and Exchange Commission is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors
SCOTT E. SAYRE Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Annex A

Categorical Standards for Determining Independence of Directors

1.
Employees of Corporation.  No director who is employed by, or whose immediate family member is an executive officer of, the Corporation or its affiliates will be considered independent until five years after the end of such employment relationship.

2.
Employees of Auditors.  No director who, or whose immediate family member, is employed by or affiliated with the Corporation's independent auditor will be considered independent until five years after the end of such affiliation or employment.

3.
Compensation.  No director who, or whose immediate family member, is an executive officer of the Corporation or its affiliates, receives more than $60,000 per year in direct compensation from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) will be considered independent until five years after he or she ceases to receive more than $60,000 per year in such compensation.

4.
Interlocking Relationships.  No director who, or whose immediate family member, has an interlocking relationship, as defined by the rules of the Securities and Exchange Commission, between any member of the Corporation's Human Resources Committee or Corporate Governance and Nominating Committee and any executive officer of the Corporation will be considered independent until five years after the end of the relationship.

5.
Voting Power.  No director who directly or indirectly, through any contract, arrangement, understanding, family or business relationship or otherwise, has or shares beneficial ownership of more than 10% of any class of voting equity securities of the Corporation will be considered independent.

6.
Independence of Audit Committee Members.  No director who serves as a member of the Audit Committee of the Corporation's Board of Directors will be considered independent if he or she (a) accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); or (b) is an affiliated person of the Corporation or its affiliates.

7.
Commercial or Charitable Relationships.  The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:

(a)
if the director is an executive officer or employee, or whose immediate family member is an executive officer, of another company that does business with the Corporation and/or its affiliates and the annual sales to, or purchases from, the Corporation and/or its affiliates are less than the greater of $1.0 million or 1% of the other company's annual consolidated gross revenues;

(b)
if the director is an executive officer of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the company that he or she serves as an executive officer; or

(c)
if the director serves as an officer, director or trustee of a charitable organization, and the Corporation's annual charitable contributions to the organization are less than the greater of $200,000 or 1% of that organization's total annual charitable receipts. (The Corporation's automatic matching of director charitable contributions will not be included in the amount of the Corporation's contributions for this purpose.)

        Whether directors meet these categorical independence tests will be reviewed annually by the Board. For relationships not covered by the standards in paragraph 7 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above.

A-1

There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. Central Time on Monday, May 19, 2008.

•
Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available.

•
Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/vvi/—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. Central Time on Monday, May 19, 2008.

•
Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available.

•
Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Viad Corp, c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

        If you vote by Phone or Internet, please do not mail your Proxy Card.
v    Please detach here    v

The Board of Directors Recommends a Vote FOR both nominees and Item 2.

1.	Election of Directors:
	1a.	Wayne G. Allcott	☐ For	☐ Against	☐ Abstain
	1b.	Paul B. Dykstra	☐ For	☐ Against	☐ Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2008		☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR BOTH NOMINEES AND ITEM 2.

Address Change? If yes, mark box and indicate changes below:		To help us save printing and postage costs, would you prefer to receive proxy materials electronically via the Internet? If yes, mark box.
	☐		☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of the corporation and the title of authorized officer signing the proxy.

VIAD CORP

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 20, 2008
9:00 a.m. Mountain Standard Time

The Ritz-Carlton
2401 East Camelback Road
Phoenix, Arizona 85016

VIAD CORP 1850 North Central Avenue, Suite 800 Phoenix, Arizona 85004-4545	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees and Item 2.

By signing the proxy, you revoke all prior proxies and appoint Jess Hay and Albert M. Teplin, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

It is important that you vote, sign and return your proxy as soon as possible, whether or not you plan on attending the meeting.

See reverse for voting instructions.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND AVAILABILITY OF PROXY MATERIALS
TABLE OF CONTENTS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF VIAD MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
AUDIT COMMITTEE REPORT
REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL 2: RATIFICATION OF VIAD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
VOTING PROCEDURES/REVOKING YOUR PROXY
SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER BUSINESS
  Annex A
Categorical Standards for Determining Independence of Directors